PIGGY-BACK REGISTRATION RIGHTS AGREEMENT

PIGGY-BACK REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 18, 2018, by and between Parallax Health Sciences, Inc., a Nevada corporation (the “Company”), and ______________________________, (the “Holder”).

RECITALS:

1. Pursuant to the Purchase Agreement of even date herewith and the other Transaction Documents (as defined in the Purchase Agreement) between the Company and the Holder (the “Purchase Agreement”), the Holder is the holder of Note (as defined in the Purchase Agreement) 6,000,000 unregistered shares (the “Note Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a Warrant Agreement (as defined in the Purchase Agreement) entitle the Holder to purchase 6,000,000 shares of Common Stock (the “Warrant Shares”)  (together the Note Shares and the Warrant Shares are the referred to as the “Restricted Shares”)

2. Subject to the terms and conditions of the Transaction Documents, the Company has agreed to grant the piggyback registration rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Definitions. As used in this Agreement, the following terms shall have the following meanings:

Agreement: as defined in the opening paragraph.

Common Stock: as defined in the recitals.

Company: as defined in the opening paragraph.

Effectiveness Period: as defined in Section 4.1(b).

Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Holder: as defined in the opening paragraph.

Incidental Registration: as defined in Section 2.1.

Purchase Agreement: as defined in the recitals.

Piggy-Back Request: as defined in Section 2.1.

Prospectus: the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Registrable Securities: the Restricted Shares and any other securities issued or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, provided that any particular shares of such Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such shares shall have become eligible to be sold to the public by the Holder pursuant to Rule 144 under the Securities Act, or (iii) subsequent disposition of such shares shall not require registration or qualification of them under the Securities Act or of any similar state law then in force.

Registration: a registration of securities (including Registrable Securities) under the Securities Act.

Registration Expenses: any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange and other registration, listing and filing fees (other than fees and expenses incurred in connection with compliance with state securities or blue sky laws); (ii) all fees and expenses incurred in connection with compliance with the rules for trading securities on any stock exchange on which the Common Stock is traded (including reasonable fees and disbursements of counsel to the underwriters in connection with such compliance and the preparation of a Blue Sky Memorandum and legal investment survey), (iii) all expenses of printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any “cold comfort” letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custodian, (vi) the expenses customarily borne by the issuer incurred in connection with making road show presentations, if any, to facilitate the distribution and sale of Registrable Securities, and (vii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

Registration Statement: any registration statement of the Company that covers any Registrable Securities filed or to be filed pursuant to this Agreement in connection with a Registration of Registrable Securities pursuant to Section 2, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Restricted Shares: as defined in the recitals.

Rule 144: Rule 144 (or any successor provision) under the Securities Act.

SEC: the Securities and Exchange Commission.

Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Underwritten Registration or Underwritten Offering: a Registration in which securities of the Company (including Registrable Securities) are sold to an underwriter for reoffering to the public.

SECTION 2.Incidental Registration Rights.

2.1 Requests for Incidental Registration. If the Company proposes to register any of its Common Stock (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), it will give prompt written notice to the Holder of its intention to effect such Registration (the “Incidental Registration”). Within ten business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by the Holder (which Piggy-Back Request shall set forth the Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof).

2.2Obligation to Effect Incidental Registration.

(a)The Company will use its reasonable best efforts to include in any Incidental Registration all Registrable Securities which the Company has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b)Notwithstanding the preceding Sections 2.1 and 2.2(a):

(i)the Company shall not be obligated pursuant to this Section 2 to effect a Registration of Registrable Securities requested pursuant to a timely Piggy-Back Request if the Company discontinues the related Incidental Registration at any time prior to the effective date of any Registration Statement filed in connection therewith;  and

(c)if a Registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Company that, in its opinion, the number of securities requested and otherwise proposed to be included in such Registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such Registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company proposes to sell for its own account in such Registration and second, the Registrable Securities of the Holder requesting to be included in such Registration and all other securities requested to be included in such Registration on a pro rata basis.

SECTION 3.Underwriters.

3.1Underwritten Offers. The provisions of this Section 3 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 2 and 4, to any Registration which is an underwritten offering.

3.2Selection of Underwriters. If a Registration of Registrable Securities is being effected pursuant to Section 2 and such securities are to be distributed by or through one or more underwriters, the Company shall have the right to select one or more underwriters to administer the offering.

3.3Participation in Underwritten Registrations. The Holder may not participate in any underwritten Registrations hereunder unless the Holder agrees to sell the Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company.

3.4Holdback Agreement of the Holder. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to use commercially reasonable efforts to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2, the Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities, of any other equity securities of the Company, or any securities convertible into or exchangeable for any equity securities of the Company, within 15 days prior to and 90 days after the effective date of the Registration Statement relating to such Registration, except as part of such Registration or with the prior written consent of the Company and the managing underwriter, if any.

SECTION 4.Registration Procedures.

4.1Obligations of the Company. If and whenever the Company is required pursuant to Section 2 to effect a Registration of Registrable Securities, the Company shall, subject to the provisions of Section 2:

(a)prepare and file with the SEC a Registration Statement covering such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b)use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement and Prospectus used in connection therewith effective at least until the earlier of (i) 120 days after the effective date of such Registration Statement, and (ii) the completion of the distribution by the Holder of all of the Registrable Securities covered by such Registration Statement (the “Effectiveness Period”);

(c)furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)use reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states within the United States as the Company determines, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any state wherein it is not so qualified, subject itself to taxation in any state wherein it is not so subject, or take any action which would subject it to general service of process in any state wherein it is not so subject; and

(e)(i) notify the Holder of Registrable Securities covered by such Registration Statement if, to its knowledge, such Registration Statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to such Registration Statement and use commercially reasonable efforts to cause such post-effective amendment to become effective such that such Registration Statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify the Holder of Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, if, to its knowledge, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Holder agrees that upon receipt of any notice from the Company pursuant to Section 4.1(d), the Holder will promptly discontinue the Holder’s disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder shall have received notice from the Company that such Registration Statement has been amended and/or copies of the supplemented or amended Prospectus contemplated by Section 4.1(d) have been furnished. If so directed by the Company, the Holder of Registrable Securities will deliver to the Company all copies, other than permanent file copies, in the Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

(f)in the event of any underwritten public offering, enter into an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and take all such customary actions in connection therewith;

(g)use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed to the extent such Registrable Securities satisfy applicable listing requirements;

(h)make available to the Holder the Company’s transfer agent and registrar to expedite and facilitate disposition by the Holder of Registrable Securities pursuant to any registration statement;

(i)obtain a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j)facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Holder may reasonably request and registered in such names as the Holder may request (subject to the restrictions on transfer set forth in the Purchase Agreement); and

(k)take all other reasonable and customary actions necessary to expedite and facilitate disposition by the Holder of Registrable Securities pursuant to any registration statement.

4.2Rule 144(c)(1). In accordance with subsection (c)(1) of Rule 144, the Company hereby covenants and agrees that, during the term of this Agreement, it (i) will remain subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and (ii) will file all reports required to be filed under Section 13 or Section 15(d) of the Exchange Act.

4.3Seller Information. The Company may require the Holder of any Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required by law in connection therewith. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially false or misleading.

SECTION 5.Registration Expenses.

The Company shall pay all Registration Expenses arising from or incidental to the performance of, or compliance with, this Agreement, provided that the Holder requesting such Registration shall bear any transfer taxes applicable to its Registrable Securities registered thereunder, customary (both as to type and amount) commissions or discounts payable to the underwriters, selling brokers, managers or other similar persons engaged in the distribution of any of the Registrable Securities, and the fees and expenses of the Holder’s own counsel.

SECTION 6.Authorization of Restricted Shares.

The Company hereby represents and warrants to the Holder that the Restricted Shares were duly authorized and reserved for issuance as of the Closing (as defined in the Purchase Agreement) and, upon issuance to the Holder as contemplated in the Transaction Documents, when issued will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right. The Company has a sufficient number of shares of unissued Common Stock authorized under its Certificate of Incorporation to issue the Restricted Shares to be delivered to the Holder under the Transaction Documents.

SECTION 7.Indemnification.

7.1Indemnification by the Company. To the extent permitted by law, the Company will indemnify, defend and hold harmless the Holder, the members, managers and officers of the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder or such underwriter from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, or proceeding or any claim asserted) to which any of the foregoing may become subject, under the Securities Act, the Exchange Act, any state securities laws, or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any Prospectus or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall have no obligation to indemnify or hold harmless such persons in any such case for any such loss, claim, damage, liability or action if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation of such Registration Statement, Prospectus, or amendment or supplement thereto; and provided further, however, that the Company shall have no obligation to indemnify or hold harmless Holder with respect to any Prospectus, if the person asserting any claim purchased shares in the offering and if a copy of the Prospectus was not sent or given by or on behalf of the Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the Prospectus would have cured the defect giving rise to such claim.

7.2Indemnification by the Holder of Registrable Securities. To the extent permitted by law, the Holder will indemnify, defend and hold harmless the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any and all losses, claims, damages and liabilities, joint or several, (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit or proceeding or any claim asserted) to which any of the foregoing may become subject, under the Securities Act, the Exchange Act, any state securities laws, or otherwise, based upon or arising out of any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any Prospectus, or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the preparation of such Registration Statement or Prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such Registrable Securities by such Holder.

7.3Indemnification Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand (each, a “Proceeding”) shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7.1 or Section 7.2, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. If any such Proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent in such Proceeding the Indemnified Person and any others entitled to indemnification pursuant to this Section 7. Any indemnification required to be made by an Indemnifying Party pursuant to this Section 7 shall be made by periodic payments to the Indemnified Party during the course of the action or proceeding, as and when bills are received by such Indemnifying Party with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such Indemnified Party. In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such Proceeding (including, without limitation, any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both such parties by the same counsel would be inappropriate due to actually or potentially differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any Proceeding or related Proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any reasonably necessary local counsel) for all Indemnified Persons. Any such separate firm (x) for the Holder, its members, managers or officers and any control persons of such Holder may only be designated in writing by the Holder and (y) in all other cases may only be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such Proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

7.4Other Remedies. If for any reason the foregoing indemnities are unavailable, or are insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7.4 except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 7 if such indemnification were enforceable under applicable law.

SECTION 8.Miscellaneous.

8.1Entire Agreement. This Agreement together with the Transaction Documents and the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.2Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the Holder of such Registrable Securities for purposes of any request or other action by the Holder pursuant to this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

8.3Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding, and (c) the date on which the Holder may resell all of the Registrable Securities under Rule 144.

8.4Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by next-day or overnight mail or delivery or (d) sent by email or facsimile to the address set forth in the Purchase Agreement or such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by email or facsimile, on the next day following the day on which such notice was sent, provided that a copy is also sent by certified or registered mail.

8.5Amendments; Waivers; etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

8.6Severability. If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

8.7Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof.

8.8Successors, Assigns and Transferees. This Agreement shall not be assignable or otherwise transferable by the Company without the prior written consent of the Holder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.9No Third Party Beneficiaries. Except as provided in Section 7 with respect to indemnification of certain third parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

8.10Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

8.11Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

PARALLAX HEALTH SCIENCES, INC.

By:________________________________

Name:Paul R. Arena

Title:CEO

PURCHASER

By:________________________________

Name:________________________________

Title:________________________________